EXHIBIT 8.1


               [Letterhead of Cleary, Gottlieb Steen and Hamilton]







                                        November 12, 2002


Morgan Stanley & Co. Incorporated             MS Structured Asset Corp.
1585 Broadway                                 1585 Broadway
New York, New York 10036                      New York, New York 10036

Ladies and Gentlemen:

         We have acted as special counsel to MS Structured Asset Corp., a Delaware corporation (the "Depositor"), in connection with the Depositor's preparation and filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement") and the related prospectus (the "Prospectus"), first filed on November 12, 2002, with respect to the offering of Structured Asset Trust Unit Repackagings (the "Units"), which the Depositor plans to offer in series. Our advice formed the basis for the discussion of federal income tax consequences appearing in the Prospectus under the heading "United States Federal Income Taxation," which discusses and represents our opinion pertaining to the material federal income tax consequences of purchasing, owning and disposing of the Units.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and the reference to this firm in the Registration Statement and the related Prospectus under the caption "Validity of Units." By giving such consent, we do not admit that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                            Very truly yours,

                                            CLEARY, GOTTLIEB, STEEN & HAMILTON



                                            By: /s/ James M. Peaslee
                                                -------------------------------
                                                James M. Peaslee, a Partner